Exhibit 23

Consent of Independent Auditors

           We consent to the incorporation by reference in this Annual Report on Form 10-K for the year ended December 31, 2003, of Fidelity D & D Bancorp, Inc. of our report dated January 30, 2003 included in the Registrant's Annual Report to Shareholders.

/s/ Parente Randolph, PC
Wilkes-Barre, Pennsylvania
March 29, 2004